UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 20, 2015

SKYSTAR BIO-PHARMACEUTICAL COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-34394	33-0901534
(Commission File Number)	(IRS Employer Identification No.)

4/F Building B Chuangye Square, No. 48 Keji Road, Gaoxin District, Xi’an Shaanxi Province, P.R. China	n/a
(Address of Principal Executive Offices)	(Zip Code)

(8629) 8819-3188

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 20, 2015, Skystar Bio-Pharmaceutical Company (the “Company”) received a notification from the Nasdaq Stock Market (“Nasdaq”) informing the Company that is was subject to delisting because it failed to comply with Nasdaq’s filing requirements set forth in Listing Rule 5250(c)(1) because it failed to file its Form 10-K for the fiscal year ended December 31, 2014, and Forms 10-Q for the periods ended March 31, and June 30, 2015.

Nasdaq also notified the Company of two additional, and separate, bases for delisting under Listing Rule 5250(b)(1) (failure to disclose material non-public information) and Listing Rule 5101 (public interest concerns). The information to which Nasdaq referred was the conduct by the Company’s audit committee of an internal investigation into certain allegations, raised by the Company’s auditors, that the auditors had been presented by Company personnel with false bank documents relating to one bank account. The public interest concerns arise from the audit committee’s determination that a low level employee had falsified bank documents relating to one bank account, which were then provided to the auditors by other Company personnel who were unaware of the falsehood. The employee who falsified the document is no longer with the Company. After the audit committee concluded its investigation, the Company’s external auditors have resumed their audit of the Company’s financial statements for the year ended December 31, 2014.

The Company intends to request a review of the delisting determination by Nasdaq’s Listing Qualifications Panel.

Item 8.01	Other Events

On October 23, 2015, the Company issued a press release relating to the foregoing event, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated October 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2015

SKYSTAR BIO-PHARMACEUTICAL COMPANY

By:	/s/ Bing Mei
Name: Title:	Bing Mei Chief Financial Officer